UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 26, 2008

DUNCAN ENERGY PARTNERS L.P.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-33266	20-5639997
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification No.)

1100 Louisiana, 10th Floor
Houston, Texas 77002
(Address of Principal Executive Offices, including Zip Code)

(713) 381-6500
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 20, 2008, EPCO, Inc. formed Enterprise Unit L.P. (“Enterprise LP”) to serve as an incentive arrangement for certain employees of EPCO through a “profits interest” in Enterprise LP. A full description of Enterprise LP compensation arrangement is contained in Item 5.02 of a Form 8-K filed by the registrant on February 26, 2008 and such description is incorporated herein by reference.

Upon formation of Enterprise LP, EPCO Holdings, Inc. (“EPCO Holdings”) agreed to make contributions of $18,000,000 in the aggregate to Enterprise LP and was admitted as the Class A limited partner. Such contributions have been used to purchase common units representing limited partner interests in Enterprise GP Holdings L.P. (the “EPE Units”), and common units representing limited partner interests in Enterprise Products Partners L.P. (the “EPD Units” and, together with the EPE Units, the “Units”). EPCO Holdings, in its sole discretion may make additional capital contributions to Enterprise LP in excess of $18 million. It is currently anticipated that EPCO Holdings will contribute to Enterprise LP up to an additional approximately $33 million to fund the purchase of additional Units, but it is under no legal obligation to make such contributions and may ultimately contribute more or less than this amount to Enterprise LP.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

10.1

Agreement of Limited Partnership of Enterprise Unit L.P. dated February 20, 2008 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Enterprise Products Partners L.P. on February 26, 2008).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DUNCAN ENERGY PARTNERS L.P.

By:	DEP Holdings, LLC,
its General Partner

Date: March 28, 2008	By: /s/ Michael J. Knesek
Name:	Michael J. Knesek
Title:	Senior Vice President, Controller and Principal
Accounting Officer of DEP Holdings, LLC

Exhibit Index

Exhibit No.	Description

10.1

Agreement of Limited Partnership of Enterprise Unit L.P. dated February 20, 2008 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by Enterprise Products Partners L.P. on February 26, 2008).